Exhibit 99.1

U.S. Army Selects Drone Aviation's Enhanced WASP Lite Aerostat System for Multi-Unit Award

First Contract Award for Drone Aviation's Ultra-Tactical WASP Lite System Follows Extensive Customer Development and Testing Program

JACKSONVILLE, FL, May 07, 2019 (GLOBE NEWSWIRE) -- Drone Aviation Holding Corp. (OTCQB: DRNE) ("Drone Aviation" or the "Company"), a developer of specialized, tethered aerial monitoring and communications platforms serving national defense and homeland security customers, announced today that it has received its first contract award for its newly designed aerostat product, the WASP Lite, from a U.S. Army customer. WASP Lite is the culmination of significant product development and testing that successfully completed training and operational evaluations conducted at multiple U.S. Army bases.

Under the terms of the award, valued in excess of $1.1 million, Drone Aviation will supply multiple WASP Lite aerostat systems capable of enhancing and extending the modern networked battlefield supporting specialized waveform communications equipment and day/night ISR (Intelligence, Surveillance and Reconnaissance) payloads. The WASP Lite employs the same proprietary, advanced tethering technologies found in Drone Aviation's Winch Aerostat Small Platform ("WASP") tactical aerostat for secure power and data transmission.

"We are honored to have received our first contract award for our WASP Lite system from this important customer and are privileged that both our WASP and WASP Lite systems have been selected by the U.S. Army," said Jay Nussbaum, Chairman and CEO of Drone Aviation. "As demonstrated by first-hand customer evaluations, WASP Lite will be a critical asset on the modern, networked battlefield. This award is a testament to our team's unwavering vision and ability to produce innovative products that combine persistent communications coupled with a powerful eye in the sky, capable of meeting stringent military requirements."

Deliveries under this award, as well as deliveries related to the $3.8 million WASP tactical aerostat contract awarded by a U.S. Government Prime contractor announced in January 2019, are expected to commence in the third quarter and continue through year-end 2019.

The WASP Lite system is an ultra-tactical persistent aerial asset designed to be easily transportable in a series of ruggedized cases and is quickly deployable to fill vital capability gaps on the battlefield. Utilizing the proven capabilities of the Company's larger WASP tactical aerostat system incorporated into a highly mobile, minimized footprint design, WASP Lite is a compact, non-trailer based, persistent aerostat system that can be setup and deployed virtually anywhere - on the ground, on a building rooftop or on the back of a vehicle - and operated while stationary or while moving up to 40 mph. WASP Lite can be deployed up to 1,000 ft. and supports a wide range of payloads including multiple communications waveforms, ISR and signal intelligence (SIGINT). For additional information on WASP Lite including product videos and images please visit: https://www.droneaviationcorp.com/solutions/wasp-lite.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation's products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company's financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company's products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Steve Gersten, Investor Relations

Drone Aviation Holding Corp.

813-334-9745

investors@droneaviationcorp.com

Bret Shapiro, Managing Director

CORE IR

561-497-8566

brets@coreir.com

Michael Glickman, Media Relations

Drone Aviation Holding Corp.

917-397-2272

mike@mwgco.net